Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Contact:

Deborah Spak, (224) 948-2349

Investor Contacts:

Mary Kay Ladone, (224) 948-3371

Clare Trachtman, (224) 948-3085

BAXTER REPORTS SOLID SECOND QUARTER FINANCIAL RESULTS

Q2 Earnings Exceed Guidance

and Company Confirms Full-Year Expectations

DEERFIELD, Ill., July 18, 2013 — Baxter International Inc. (NYSE:BAX) today announced solid financial results for the second quarter, with earnings that exceeded the company’s previously issued guidance, and confirmed its full-year 2013 financial outlook.

For the second quarter, Baxter reported net income of $590 million and earnings per diluted share of $1.07, compared to net income of $661 million and earnings per diluted share of $1.19 in the same period last year. Second quarter 2013 results include after-tax special items totaling $49 million (or $0.09 per diluted share) primarily for costs associated with Baxter’s planned acquisition of Gambro AB. Second quarter 2012 results included a net after-tax benefit from special items totaling $42 million of income (or $0.07 per diluted share).

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BAXTER REPORTS 2nd QUARTER FINANCIAL RESULTS — Page  2

On an adjusted basis, excluding special items in both periods, Baxter’s second quarter net income of $639 million increased 3 percent from $619 million reported in 2012. Adjusted earnings per diluted share of $1.16 rose 4 percent from $1.12 per diluted share last year, exceeding the company’s previously issued earnings guidance of $1.12 to $1.14 per diluted share.

Worldwide sales totaled $3.7 billion and increased 3 percent from prior-year levels. Excluding the impact of foreign currency, worldwide sales rose 4 percent. Sales within the United States advanced 3 percent to $1.5 billion, and international sales of $2.1 billion also increased 3 percent. Excluding foreign currency, international sales grew 4 percent.

BioScience revenues of $1.6 billion increased 5 percent from the prior-year period. Excluding the impact of foreign currency, BioScience sales rose 6 percent driven primarily by improved demand for the company’s hemophilia therapies, including ADVATE [Antihemophilic Factor (Recombinant), Plasma/Albumin-Free Method] and FEIBA (an inhibitor therapy), as well as accelerated growth of select specialty plasma-based therapeutics and vaccines.

Medical Products sales of $2.0 billion increased 1 percent from the prior-year period, and excluding the impact of foreign currency, sales grew 2 percent. This performance was driven primarily by gains in peritoneal dialysis patients, as well as growth of certain injectable therapies and anesthesia products.

Six-Month Results

For the first six months of 2013, Baxter reported net income of $1.1 billion, or $2.07 per diluted share. Excluding special items, Baxter’s adjusted net income for the six-month period increased 3 percent to $1.2 billion, and earnings per diluted share of $2.22 grew 4 percent from $2.13 per diluted share reported in the comparable prior-year period.

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Baxter’s worldwide sales for the six-month period totaled $7.1 billion and increased 2 percent, and excluding the impact of foreign currency, sales rose 3 percent. BioScience sales of $3.2 billion advanced 5 percent (and excluding foreign currency sales also increased 5 percent), while Medical Products sales of $3.9 billion were comparable to the prior-year period (and excluding foreign currency sales increased 1 percent).

During the first half of 2013, Baxter generated cash flows from operations of approximately $1.1 billion and returned significant value to shareholders. On a year-to-date basis, Baxter has returned over $1.2 billion to shareholders through share repurchases of $717 million (or approximately 10 million shares) and dividends totaling $490 million, reflecting more than a 30 percent increase in dividend payments versus the prior-year period.

“Baxter’s financial results reflect the benefits of our diversified healthcare model,” said Robert L. Parkinson, Jr., chairman and chief executive officer. “We continue to advance care across our key franchises in both developed and emerging markets, while focusing on innovation and R&D programs that will fuel future growth and enhance value for shareholders”.

Recent Highlights

Baxter continued to advance its new product pipeline, achieving several milestones during the quarter, including:

•

Receipt of marketing authorization in all European Union (EU) Member States for the use of HyQvia (solution for subcutaneous use) as replacement therapy for adult patients with primary and secondary immunodeficiencies. Baxter will introduce HyQvia in select countries during 2013 and plans to expand the launch to other EU countries in 2014.

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BAXTER REPORTS 2nd QUARTER FINANCIAL RESULTS — Page  4

•

United States Food and Drug Administration (FDA) approval of RIXUBIS [Coagulation Factor IX (Recombinant)] for routine prophylactic treatment, control of bleeding episodes, and perioperative management in adults with hemophilia B. RIXUBIS is the first new recombinant factor IX (rFIX) approved for hemophilia B in more than 15 years and is the only rFIX indicated for both routine prophylaxis and control of bleeding episodes in the U.S. for adult patients living with this chronic condition. Hemophilia B is the second most common type of hemophilia and is the result of insufficient amounts of clotting factor IX, a naturally occurring protein in blood that controls bleeding.

•

Completion of enrollment in the pivotal Phase III study of rigosertib for patients with high-risk myelodysplastic syndrome (MDS), as part of an ongoing collaboration with Onconova Therapeutics. The primary endpoint for this study is overall survival, and top-line results from the study are expected during the first quarter of 2014.

•

Completion of the nocturnal in-center study of the company’s home hemodialysis system VIVIA, in Canada. Data from the Canadian study and the previously completed U.S. study will support the company’s submission for CE Mark in Europe later this year.

Outlook for Third Quarter and Full-Year 2013

Baxter also announced today its guidance for the third quarter and confirmed its financial outlook for full-year 2013. As previously disclosed, the company’s guidance includes the impact of the Gambro AB acquisition which is anticipated to close during the third quarter.

For the third quarter of 2013, Baxter expects sales growth, excluding the impact of foreign currency, of approximately 6 percent (or approximately 5 percent including the impact of foreign exchange). Including revenues associated with the Gambro AB acquisition, Baxter expects sales growth, excluding the impact of foreign currency, of 10 to 13 percent (or approximately 9 to 12 percent including the impact of foreign currency). The company projects earnings per diluted share in the third quarter, including the impact of the Gambro AB acquisition, of $1.18 to $1.21, before any special items.

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For full-year 2013, Baxter expects sales growth, excluding the impact of foreign exchange and the Gambro AB acquisition, of approximately 4 percent (or approximately 3 percent including the impact of foreign currency). Including revenues associated with the Gambro AB acquisition, Baxter now expects sales growth, excluding the impact of foreign currency, of 8 to 9 percent (or 7 to 8 percent including the impact of foreign currency). In addition, the company expects earnings, including the impact of the Gambro AB acquisition, of $4.62 to $4.70 per diluted share, before any special items, and cash flows from operations of approximately $3.3 billion.

A webcast of Baxter’s second quarter conference call for investors can be accessed live from a link on the company’s website at www.baxter.com beginning at 7:30 a.m. CDT on July 18, 2013. Please visit Baxter’s website for more information regarding this and future investor events and webcasts.

Baxter International Inc., through its subsidiaries, develops, manufactures and markets products that save and sustain the lives of people with hemophilia, immune disorders, infectious diseases, kidney disease, trauma, and other chronic and acute medical conditions. As a global, diversified healthcare company, Baxter applies a unique combination of expertise in medical devices, pharmaceuticals and biotechnology to create products that advance patient care worldwide.

This release includes forward-looking statements concerning the company’s financial results, business development activities, R&D pipeline and outlook for 2013, including as impacted by the pending Gambro AB acquisition. The statements are based on assumptions about many important factors, including the following, which could cause actual results to differ materially from those in the forward-looking statements: demand for and market acceptance risks for new and existing products, such as ADVATE, and other technologies; future actions of regulatory bodies and other governmental authorities that could delay, limit or

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suspend product development, manufacturing or sales or result in sanctions; product quality or patient safety concerns leading to product recalls, withdrawals, launch delays, litigation, or declining sales; the ability of the company to obtain required regulatory approvals including additional antitrust approvals and satisfy closing conditions with respect to the Gambro AB transaction; the ability of the company to close the Gambro AB acquisition during the third quarter of 2013 and generate the sales included in the company’s outlook for 2013; future actions of governmental authorities and other third parties as U.S. healthcare reform legislation and other austerity measures are implemented globally; additional legislation, regulation and other governmental pressures, which may affect pricing, taxation, reimbursement and rebate policies of government agencies and private payers or other elements of the company’s business; product development risks, including satisfactory clinical performance; the company’s ability to realize the anticipated benefits from its business development and R&D activities; inventory reductions or fluctuations in buying patterns by wholesalers or distributors; the impact of geographic and product mix on the company’s sales; the impact of competitive products and pricing, including generic competition, drug reimportation and disruptive technologies; the availability of acceptable raw materials and component supply; fluctuations in supply and demand and the pricing of plasma-based therapies; the ability to enforce company patents; patents of third parties preventing or restricting the company’s manufacture, sale or use of affected products or technology; the impact of global economic conditions on Baxter and its customers, including foreign governments in certain countries in which the company operates; foreign currency fluctuations and other risks identified in the company’s most recent filing on Form 10-K and other Securities and Exchange Commission filings, all of which are available on the company’s website. The company does not undertake to update its forward-looking statements. Financial schedules are attached to this release and available on the company’s website.

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BAXTER INTERNATIONAL INC.

Consolidated Statements of Income

Three Months Ended June 30, 2013 and 2012

(unaudited)

(in millions, except per share and percentage data)

	Three Months Ended June 30,
	2013		2012		Change

NET SALES	$ 3,669		$ 3,572		3%

COST OF SALES	1,730		1,700		2%

GROSS MARGIN	1,939		1,872		4%

% of Net Sales	52.8%		52.4%		0.4 pts

MARKETING AND ADMINISTRATIVE EXPENSES	838		789		6%
% of Net Sales	22.8%		22.1%		0.7 pts

RESEARCH AND DEVELOPMENT EXPENSES	273		306		(11%	)
% of Net Sales	7.4%		8.6%		(1.2 pts	)

NET INTEREST EXPENSE	17		22		(23%	)

OTHER EXPENSE (INCOME), NET	68		(62)		N/M

PRE-TAX INCOME	743		817		(9%	)

INCOME TAX EXPENSE	153		156		(2%	)

% of Pre-Tax Income	20.6%		19.1%		1.5 pts

NET INCOME	$ 590		$ 661		(11%	)

BASIC EPS	$ 1.09		$ 1.20		(9%	)

DILUTED EPS	$ 1.07		$ 1.19		(10%	)

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	543		550
Diluted	549		553

ADJUSTED PRE-TAX INCOME (excluding special items)	$ 819	A	$ 786	A	4%

ADJUSTED NET INCOME (excluding special items)	$ 639	A	$ 619	A	3%

ADJUSTED DILUTED EPS (excluding special items)	$ 1.16	A	$ 1.12	A	4%

A	Refer to page 8 for a description of the adjustments and a reconciliation to generally accepted accounting principles (GAAP) measures.

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BAXTER INTERNATIONAL INC.

Note to Consolidated Statements of Income

Three Months Ended June 30, 2013 and 2012

Description of Adjustments and Reconciliation of GAAP to Non-GAAP Measures

(unaudited)

(in millions, except per share and percentage data)

The company’s GAAP results for the three months ended June 30, 2013 and 2012 included special items which impacted the GAAP measures as follows:

	Three Months Ended June 30,
	2013	2012	Change

Gross Margin	$ 1,939	$ 1,872	4%
Business optimization items [1]	(20)	—
Reserve adjustments [4]	—	(23)

Adjusted Gross Margin	$ 1,919	$ 1,849	4%

% of Net Sales	52.3%	51.8%	0.5 pts

Marketing and Administrative Expenses	$ 838	$ 789	6%
Business development items [2]	(23)	—

Adjusted Marketing and Administrative Expenses	$ 815	$ 789	3%

% of Net Sales	22.2%	22.1%	0.1 pts

Research and Development Expenses	$ 273	$ 306	(11%	)
Business optimization items [1]	(18)	—
Business development items [5]	—	(30)

Adjusted Research and Development Expenses	$ 255	$ 276	(8%	)

% of Net Sales	7.0%	7.7%	(0.7 pts	)

Other Expense (Income), Net	$ 68	$ (62)	N/M
Currency-related items [3]	(55)	—
Reserve adjustments [6]	—	38

Adjusted Other Expense (Income), Net	$ 13	$ (24)	N/M

Pre-Tax Income	$ 743	$ 817	(9%	)
Impact of special items	76	(31)

Adjusted Pre-Tax Income	$ 819	$ 786	4%

Income Tax Expense	$ 153	$ 156	(2%	)
Impact of special items	27	11

Adjusted Income Tax Expense	$ 180	$ 167	8%

% of Adjusted Pre-Tax Income	22.0%	21.2%	0.8 pts

Net Income	$ 590	$ 661	(11%	)
Impact of special items	49	(42)

Adjusted Net Income	$ 639	$ 619	3%

Diluted EPS	$ 1.07	$ 1.19	(10%	)
Impact of special items	0.09	(0.07)

Adjusted Diluted EPS	$ 1.16	$ 1.12	4%

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Diluted	549	553

[1]

Cost of sales in 2013 included a benefit of $20 million ($14 million, or $0.03 per diluted share, on an after-tax basis) related to an adjustment to a previous business optimization reserve that is no longer probable of being utilized. Research and development (R&D) expenses in 2013 included charges of $18 million ($14 million, or $0.03 per diluted share, on an after-tax basis) primarily related to contract termination costs associated with the discontinuation of the company’s Alzheimer’s disease program.

[2]

Marketing and administrative expenses in 2013 included business development charges of $23 million ($14 million, or $0.03 per diluted share, on an after-tax basis) primarily related to pre-acquisition costs for the planned acquisition of Gambro AB (Gambro).

[3]

Other expense (income), net in 2013 included a loss of $55 million ($35 million, or $0.06 per diluted share, on an after-tax basis) related to derivative instruments entered into during December 2012 and the first six months of 2013 to hedge the anticipated foreign currency cash outflows for the planned acquisition of Gambro.

[4]

Cost of sales in 2012 included a net benefit of $23 million ($27 million, or $0.05 per diluted share, on an after-tax basis) primarily related to an adjustment to the COLLEAGUE infusion pump reserves as the company substantially completed its recall activities in the United States.

[5]

R&D expenses in 2012 included an R&D charge of $30 million ($23 million, or $0.04 per diluted share, on an after-tax basis) related to the company’s global collaboration with Chatham Therapeutics, LLC (Chatham).

[6]

Other expense (income), net in 2012 included a gain of $38 million, or $0.06 per diluted share, related to the reduction of a contingent payment liability for milestones associated with the acquisition of ApaTech Limited (ApaTech) in the first quarter of 2010, for which there was no tax expense recognized.

For more information on the company’s use of non-GAAP financial measures in this press release, please see the company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on the date of this press release.

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BAXTER INTERNATIONAL INC.

Consolidated Statements of Income

Six Months Ended June 30, 2013 and 2012

(unaudited)

(in millions, except per share and percentage data)

	Six Months Ended June 30,
	2013		2012		Change

NET SALES	$ 7,117		$ 6,960		2%

COST OF SALES	3,422		3,374		1%

GROSS MARGIN	3,695		3,586		3%

% of Net Sales	51.9%		51.5%		0.4 pts

MARKETING AND ADMINISTRATIVE EXPENSES	1,633		1,541		6%
% of Net Sales	22.9%		22.1%		0.8 pts

RESEARCH AND DEVELOPMENT EXPENSES	519		575		(10%	)
% of Net Sales	7.3%		8.3%		(1 pts	)

NET INTEREST EXPENSE	42		40		5%

OTHER EXPENSE (INCOME), NET	65		(119)		N/M

PRE-TAX INCOME	1,436		1,549		(7%	)

INCOME TAX EXPENSE	294		300		(2%	)

% of Pre-Tax Income	20.5%		19.4%		1.1 pts

NET INCOME	$ 1,142		$ 1,249		(9%	)

BASIC EPS	$ 2.10		$ 2.25		(7%	)

DILUTED EPS	$ 2.07		$ 2.24		(8%	)

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	543		554
Diluted	550		558

ADJUSTED PRE-TAX INCOME (excluding special items)	$ 1,557	A	$ 1,513	A	3%

ADJUSTED NET INCOME (excluding special items)	$ 1,220	A	$ 1,188	A	3%

ADJUSTED DILUTED EPS (excluding special items)	$ 2.22	A	$ 2.13	A	4%

A	Refer to page 10 for a description of the adjustments and a reconciliation to GAAP measures.

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BAXTER INTERNATIONAL INC.

Note to Consolidated Statements of Income

Six Months Ended June 30, 2013 and 2012

Description of Adjustments and Reconciliation of GAAP to Non-GAAP Measures

(unaudited)

(in millions, except per share and percentage data)

The company’s GAAP results for the six months ended June 30, 2013 and 2012 included special items which impacted the GAAP measures as follows:

	Six Months Ended June 30,
	2013	2012	Change

Gross Margin	$ 3,695	$ 3,586	3%
Currency-related items [1]	1	—
Business optimization items [2]	(20)	—
Reserve adjustments [4]	—	(23)
Business development items [5]	—	6

Adjusted Gross Margin	$ 3,676	$ 3,569	3%

% of Net Sales	51.7%	51.3%	0.4 pts

Marketing and Administrative Expenses	$ 1,633	$ 1,541	6%
Business development items [3,5]	(40)	(9)

Adjusted Marketing and Administrative Expenses	$ 1,593	$ 1,532	4%

% of Net Sales	22.4%	22.0%	0.4 pts

Research and Development Expenses	$ 519	$ 575	(10%	)
Business optimization items [2]	(18)	—
Business development items [5]	—	(63)

Adjusted Research and Development Expenses	$ 501	$ 512	(2%	)

% of Net Sales	7.0%	7.4%	(0.4 pts	)

Other Expense (Income), Net	$ 65	$ (119)	N/M
Currency-related items [1]	(82)	—
Reserve adjustments [6]	—	91

Adjusted Other Expense (Income), Net	$ (17)	$ (28)	N/M

Pre-Tax Income	$ 1,436	$ 1,549	(7%	)
Impact of special items	121	(36)

Adjusted Pre-Tax Income	$ 1,557	$ 1,513	3%

Income Tax Expense	$ 294	$ 300	(2%	)
Impact of special items	43	25

Adjusted Income Tax Expense	$ 337	$ 325	4%

% of Adjusted Pre-Tax Income	21.6%	21.5%	0.1 pts

Net Income	$ 1,142	$ 1,249	(9%	)
Impact of special items	78	(61)

Adjusted Net Income	$ 1,220	$ 1,188	3%

Diluted EPS	$ 2.07	$ 2.24	(8%	)
Impact of special items	0.15	(0.11)

Adjusted Diluted EPS	$ 2.22	$ 2.13	4%

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Diluted	550	558

[1]

Cost of sales and other expense (income), net in 2013 included a charge of $11 million ($7 million, or $0.01 per diluted share, on an after-tax basis) related to the Venezuelan currency devaluation announced by the government of Venezuela in February 2013. Additionally, other expense (income), net in 2013 included a loss of $72 million ($46 million, or $0.09 per diluted share, on an after-tax basis) related to derivative instruments entered into in December 2012 and the first six months of 2013 to hedge the anticipated foreign currency cash outflows associated with the planned acquisition of Gambro.

[2]

Cost of sales in 2013 included a benefit of $20 million ($14 million, or $0.03 per diluted share, on an after-tax basis) related to an adjustment to a previous business optimization reserve that is no longer probable of being utilized. R&D expenses in 2013 included charges of $18 million ($14 million, or $0.03 per diluted share, on an after-tax basis) primarily related to contract termination costs associated with the discontinuation of the company’s Alzheimer’s disease program.

[3]

Marketing and administrative expenses in 2013 included business development charges of $40 million ($25 million, or $0.05 per diluted share, on an after-tax basis) primarily related to pre-acquisition costs for the planned acquisition of Gambro.

[4]

Cost of sales in the second quarter of 2012 included a net benefit of $23 million ($27 million, or $0.05 per diluted share, on an after-tax basis) primarily related to an adjustment to the COLLEAGUE infusion pump reserves as the company substantially completed its recall activities in the United States.

[5]

Cost of sales, marketing and administrative expenses and R&D expenses in 2012 included business development charges totaling $78 million ($57 million, or $0.10 per diluted share, on an after-tax basis) which principally related to R&D charges of $33 million in the first quarter of 2012 associated with the company’s global collaboration with Momenta Pharmaceuticals, Inc. (Momenta) and $30 million in the second quarter of 2012 associated with the company’s global collaboration with Chatham.

[6]

Other expense (income), net in 2012 included a benefit of $91 million, or $0.16 per diluted share, consisting of gains of $53 million in the first quarter of 2012 and $38 million in the second quarter of 2012 for the reduction of certain contingent payment liabilities related to the prior acquisitions of Prism Pharmaceuticals, Inc. and ApaTech, respectively, for which there was no tax expense recognized.

For more information on the company’s use of non-GAAP financial measures in this press release, please see the company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on the date of this press release.

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BAXTER INTERNATIONAL INC.

Cash Flows from Operations and Changes in Net Debt

(unaudited)

($ in millions)

Cash Flows from Operations
(Brackets denote cash outflows)	Three Months Ended June 30,			Six Months Ended June 30,
	2013	2012		2013		2012

Net income	$ 590	$ 661		$ 1,142		$ 1,249
Adjustments
Depreciation and amortization	183	180		366		355
Deferred income taxes	(101)	65		(63)		119
Stock compensation	40	35		72		63
Realized excess tax benefits from stock issued under employee benefit plans	(7)	(1)		(19)		(8)
Other	44	(59)		54		(84)
Changes in balance sheet items
Accounts and other current receivables, net	(73)	90		12		114
Inventories	(125)	(28)		(306)		(100)
Accounts payable and accrued liabilities	128	59		(171)		(229)
Business optimization and infusion pump payments	(26)	(79)		(52)		(163)
Other	110	45		114		98

Cash flows from operations	$ 763	$ 968		$ 1,149		$ 1,414

Changes in Net Debt
Increase (decrease)	Three Months Ended June 30,			Six Months Ended June 30,
	2013	2012		2013		2012

Net debt, beginning of period A	$3,178	$2,937		$ 2,660		$ 2,290

Cash flows from operations	(763)	(968)		(1,149)		(1,414)
Capital expenditures	347	264		639		503
Dividends	244	186		490		374
Proceeds from stock issued under employee benefit plans	(138)	(18)		(322)		(172)
Purchases of treasury stock	183	385		717		960
Acquisitions and investments	20	132	B	87	B	469	B
Sales of investments and other investing activities	—	(31)		(10)		(74)
Other, including the effect of exchange rate changes	(25)	74		(66)		25
(Decrease) increase in net debt	(132)	24		386		671

Net debt, June 30 A	$3,046	$2,961		$ 3,046		$ 2,961

Key statistics, June 30:
Days sales outstanding	53.5	52.1		53.5		52.1
Inventory turns	2.2	2.4		2.2		2.4

A	Net debt is a non-GAAP measure, refer to page 12 for a description of net debt and a reconciliation to GAAP measures.

B

Acquisitions and investments in 2013 and 2012 included $51 million for the first quarter 2013 acquisition of the investigational hemophilia compound OBI-1 and related assets from Inspiration BioPharmaceuticals, Inc. and Ipsen Pharma S.A.S., $90 million for the second quarter 2012 exercise of the company’s option to acquire the remaining equity interest in Sigma International General Medical Apparatus, LLC, $25 million for the second quarter 2012 payment to execute the Chatham collaboration, $304 million for the first quarter 2012 acquisition of Synovis Life Technologies, Inc., and $33 million for the first quarter 2012 payment to execute the Momenta collaboration.

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BAXTER INTERNATIONAL INC.

Total Debt to Net Debt Reconciliation

(unaudited)

($ in millions)

Total Debt to Net Debt Reconciliation A
	June 30, 2013	March 31, 2013	December 31, 2012	June 30, 2012	March 31, 2012	December 31, 2011
Short-term debt	$ 33	$ 333	$ 27	$ 385	$ 313	$ 256
Current maturities of long-term debt and lease obligations	378	377	323	497	485	190
Long-term debt and lease obligations	8,624	5,157	5,580	4,432	4,411	4,749

Total debt	9,035	5,867	5,930	5,314	5,209	5,195

Less: Cash and equivalents	(5,989)	(2,689)	(3,270)	(2,353)	(2,272)	(2,905)

Total net debt	$ 3,046	$ 3,178	$ 2,660	$ 2,961	$ 2,937	$ 2,290

A

Net debt represents the difference between total debt (defined as short-term debt, current maturities of long-term debt and lease obligations, and long-term debt and lease obligations as presented on the company’s consolidated balance sheets) and cash and equivalents.

For more information on the company’s use of non-GAAP financial measures in this press release, please see the company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on the date of this press release.

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BAXTER INTERNATIONAL INC.

Net Sales

Periods Ending June 30, 2013 and 2012

(unaudited)

($ in millions)

	Q2 2013	Q2 2012	% Growth @ Actual Rates	% Growth @ Constant Rates	YTD 2013	YTD 2012	% Growth @ Actual Rates		% Growth @ Constant Rates

BioScience
United States	$ 782	$ 747	5%	5%	$1,555	$1,472	6%		6%
International	856	819	5%	7%	1,613	1,556	4%		5%
Total BioScience	$1,638	$1,566	5%	6%	$3,168	$3,028	5%		5%

Medical Products
United States	$ 764	$ 756	1%	1%	$1,473	$1,499	(2%	)	(2%	)
International	1,267	1,250	1%	3%	2,476	2,433	2%		2%
Total Medical Products	$2,031	$2,006	1%	2%	$3,949	$3,932	0%		1%

Baxter International Inc.
United States	$1,546	$1,503	3%	3%	$3,028	$2,971	2%		2%
International	2,123	2,069	3%	4%	4,089	3,989	3%		3%
Total Baxter	$3,669	$3,572	3%	4%	$7,117	$6,960	2%		3%

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BAXTER INTERNATIONAL INC.

Sales by Franchise 1

Periods Ending June 30, 2013 and 2012

(unaudited)

($ in millions)

	Q2 2013	Q2 2012	% Growth @ Actual Rates		% Growth @ Constant Rates		YTD 2013	YTD 2012	% Growth @ Actual Rates		% Growth @ Constant Rates

BioScience
Hemophilia [2]	$ 849	$ 829	2%		4%		$1,614	$1,572	3%		4%
BioTherapeutics [3]	513	484	6%		6%		1,022	982	4%		4%
BioSurgery [4]	178	174	2%		2%		350	328	7%		6%
Vaccines [5]	98	79	24%		30%		182	146	25%		29%
Total BioScience	$1,638	$1,566	5%		6%		$3,168	$3,028	5%		5%

Medical Products
Fluid Systems [6]	$ 755	$ 740	2%		2%		$1,495	$1,460	2%		2%
Renal [7]	654	635	3%		5%		1,244	1,223	2%		3%
Specialty Pharmaceuticals [8]	366	364	1%		1%		729	732	0%		0%
BioPharma Solutions [9]	256	267	(4%	)	(3%	)	481	517	(7%	)	(7%	)
Total Medical Products	$2,031	$2,006	1%		2%		$3,949	$3,932	0%		1%

Total Baxter	$3,669	$3,572	3%		4%		$7,117	$6,960	2%		3%

[1]

Effective January 1, 2013, Baxter has transitioned to a commercial franchise structure for reporting net sales. Prior period net sales have been reclassified to reflect the new commercial franchise structure. See Notes 2 - 9 below for a description of each commercial franchise.

[2]

Includes sales of recombinant FVIII products (ADVATE and RECOMBINATE) and plasma-derived hemophilia products (primarily FVII, FVIII and FEIBA). Recombinant and plasma-based products were previously reported separately.

[3]

Includes sales of the company’s liquid formulation of the antibody-replacement therapy immunoglobulin product (GAMMAGARD LIQUID) and other plasma-based therapies such as albumin and alpha-1 antitrypsin products. Antibody therapies and plasma-based products were previously reported separately.

[4]	Consists of biological products and delivery devices used for hemostasis, tissue sealing, adhesion reduction and hard tissue regeneration, as well as soft tissue repair and microsurgery products.

[5]	Consists of vaccines for seasonal and pandemic influenza, as well as meningitis C and tick-borne encephalitis.

[6]

Principally includes IV therapies, infusion pumps, administration sets and premixed drugs platforms. IV therapies were previously reported with nutrition products in IV Therapies, and Infusion Systems and Global Injectables were previously reported separately.

[7]	Consists of PD and HD therapies.

[8]	Principally includes nutrition and anesthesia products. Nutrition products were previously reported with IV therapies in IV Therapies and anesthesia products were previously reported separately.

[9]

Principally includes sales from the pharmaceutical partnering business and pharmacy compounding services, which were previously reported with Global Injectables. Also includes revenues associated with manufacturing, distribution and other services provided by the company to the buyer of the Transfusion Therapies business after the February 2007 divestiture.

BAXTER — PAGE  15

BAXTER INTERNATIONAL INC.

Franchise Sales by U.S. and International 1

Three-Month Periods Ending June 30, 2013 and 2012

(unaudited)

($ in millions)

	Q2 2013			Q2 2012			% Growth
	U.S.	International	Total	U.S.	International	Total	U.S.		International		Total

BioScience
Hemophilia	$ 346	$ 503	$ 849	$ 328	$ 501	$ 829	5%		0%		2%
BioTherapeutics	335	178	513	318	166	484	5%		7%		6%
BioSurgery	101	77	178	101	73	174	0%		5%		2%
Vaccines	0	98	98	0	79	79	0%		24%		24%
Total BioScience	$ 782	$ 856	$1,638	$ 747	$ 819	$1,566	5%		5%		5%

Medical Products
Fluid Systems	$ 390	$ 365	$ 755	$ 380	$ 360	$ 740	3%		1%		2%
Renal	101	553	654	98	537	635	3%		3%		3%
Specialty Pharmaceuticals	163	203	366	161	203	364	1%		0%		1%
BioPharma Solutions	110	146	256	117	150	267	(6%	)	(3%	)	(4%	)
Total Medical Products	$ 764	$1,267	$2,031	$ 756	$1,250	$2,006	1%		1%		1%

Total Baxter	$1,546	$2,123	$3,669	$1,503	$2,069	$3,572	3%		3%		3%

[1]

Effective January 1, 2013, Baxter has transitioned to a commercial franchise structure for reporting net sales. Prior period net sales have been reclassified to reflect the new commercial franchise structure. Refer to page 14 for additional details.